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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF AMETEK, INC.

                                                      STATE OR OTHER JURISDICTION     PERCENTAGE OF VOTING
NAME OF SUBSIDIARY AND NAME                               OF INCORPORATION OR        SECURITIES OWNED BY ITS
UNDER WHICH IT DOES BUSINESS                                 ORGANIZATION               IMMEDIATE PARENT*
----------------------------                          ---------------------------    -----------------------
AMEKAI (BVI), Ltd...................................  British Virgin Islands                    50%
AMELON, Inc.........................................  Delaware                                 100%
AMETEK (Bermuda), Ltd...............................  Bermuda                                  100%
AMETEK (Canada), Ltd................................  Canada                                   100%
AMETEK (FSC), Inc...................................  U.S. Virgin Islands                      100%
AMETEK GmbH.........................................  Germany                                  100%
  AMETEK Precision Instruments Europe GmbH..........  Germany                                  100%
AMETEK IMTSA, S.A. de C.V...........................  Mexico                                   100%
AMETEK Lamb Motores de Mexico, S.A. de C.V..........  Mexico                                   100%
AMETEK Mexicana, S.A................................  Mexico                                   100%
AMETEK Precision Instruments France, SARL...........  France                                   100%
AMETEK Precision Instruments (UK) Ltd...............  England                                  100%
EMA Corporation.....................................  Delaware                                 100%
  AMETEK Do Brasil Ltda.............................  Brazil                                   100%
  AMETEK Holdings B.V...............................  Netherlands                              100%
  AMETEK Denmark A/S................................  Denmark                                  100%
     AMETEK Elektomotory CR S.R.O...................  Czech Republic                           100%
     AMETEK (Italia) S.r.l..........................  Italy                                    100%
     AMETEK Singapore Private Ltd...................  Singapore                                100%
     AMETEK Motors Hong Kong Ltd....................  Hong Kong                                100%
       Amekai Singapore Private Ltd.................  Singapore                                 50%
          Amekai Meter (Xiamen) Co., Ltd............  China                                    100%
       AmeKai Taiwan Co., Ltd.......................  Taiwan                                    50%
       AMETEK Motors Asia Private Ltd...............  Singapore                                100%
          AMETEK Motors (Shanghai) Co., Ltd.........  China                                    100%
     AMETEK Holdings (UK) Ltd.......................  England                                  100%
       Lloyd Instruments Ltd........................  England                                  100%
          Lloyd Instruments S.A.....................  France                                   100%
       Neue Elektromotoren GmbH -- Schleusingen.....  Germany                                  100%
     WEBAK, B.V.....................................  Netherlands                              100%
John Chatillon & Sons, Inc..........................  New York                                 100%
Rotron Incorporated.................................  New York                                 100%
NCC Holdings, Inc...................................  Delaware                                 100%
  AMETEK National Controls Corporation..............  Delaware                                 100%
Controls Holding Corporation........................  Delaware                                 100%
  Patriot Sensors & Controls Corporation............  Delaware                                 100%
Nihon Drexelbrook Co., Ltd..........................  Japan                                    100%
Prestolite Asia Ltd.................................  Korea                                     50%

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* Exclusive of directors' qualifying shares and shares held by nominees as required by the laws of the jurisdiction of incorporation.

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